Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in this Registration Statement (Form S-1) of Akerna Corp. of our report dated June 11, 2020, relating to the consolidated financial statements of Ample Organics Inc. as of and for the years ended December 31, 2019 and 2018. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

July 9, 2020